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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT

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                                                                                            JURISDICTION OF
NAME                                                                                         INCORPORATION
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Daisytek, Incorporated                                                                          Delaware
Subsidiaries of Daisytek, Incorporated:
     Daisytek Canada Inc.                                                                        Canada
     Working Capital of America, Inc.                                                           Delaware
     Home Tech Depot, Inc.                                                                      Delaware
     Daisytek De Mexico S.A. de C.V.                                                             Mexico
     Daisytek Latin America, Inc.                                                                Florida
     Supplies Express, Inc.                                                                     Delaware
     Daisytek De Mexico Services, S.A. de C.V                                                    Mexico
     Priority Fulfillment Services de Mexico, S.A. de C.V.                                       Mexico
     Daisytek Australia PTY. LTD.                                                               Australia
     Priority Fulfillment Services Australia PTY LTD                                            Australia
     Daisytek Asia PTY LTD                                                                      Singapore
     Steadi-Systems, Ltd. (Including 6 wholly-owned U.S. subsidiaries operating as             California
              distributors of professional-grade audio and video media products)
     Steadi-Systems de Mexico S.A. de C.V.                                                       Mexico
     Steadi-Systems Canada Inc.                                                                  Canada
     The Tape Company, Inc.                                                                      Georgia
     The Tape Company, Inc.                                                                     Illinois
     Tape Company of Michigan, Inc.                                                             Michigan
     Tape Distributors of Minnesota, Inc.                                                       Minnesota
     Tape Distributors, Inc.                                                                  Pennsylvania
     Tape Company of Ohio,  Inc.                                                                  Ohio
     Tape Distributors of Texas, Inc.                                                             Texas
     Business Supplies Distributors, Inc.                                                        Delaware
     Business Supplies Distributors Europe BV                                                  Netherlands
     BSD (Canada), Inc.                                                                          Canada
     PFSweb, Inc.                                                                               Delaware
     Arlington Industries, Inc.                                                                 Delaware
     BAP Acquisition Corporation                                                                Delaware
     VirtualDemand.com, Inc.                                                                    Delaware
     VirtualDemand.com  de Mexico  S.A. de C.V.                                                  Mexico

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